Exhibit 8.1

SIMPSON THACHER & BARTLETT LLP

July 17, 2020

Global Blue Group Holding AG

Zürichstrasse 38

8306 Brüttisellen, Switzerland

+41 22 363 77 40

RE:	Agreement and Plan of Merger, dated as of January 16, 2020.

Ladies and Gentlemen:

We have acted as U.S. counsel to Global Blue Group Holding AG, a stock corporation (Aktiengesellschaft) incorporated under Swiss law, with its registered office in Brüttisellen, Switzerland (“New Global Blue”), in connection with the Agreement and Plan of Merger, dated as of January 16, 2020 (as amended to the date hereof, the “Merger Agreement”), entered into by and among SL Globetrotter, L.P., a Cayman Islands exempted limited partnership (“Globetrotter” and, in its capacity as a representative of the Company and its shareholders on the date hereof and immediately prior to the Closing, the “GB Shareholders’ Representative”), New Global Blue, Global Blue US Holdco LLC, a Delaware limited liability company (“US Holdco”), Global Blue US Merger Sub Inc., a Delaware corporation (“US Merger Sub”), Global Blue Holding L.P., a Cayman Islands exempted limited partnership (“Cayman Holdings”), the individuals whose names appear on the signature of the Merger Agreement under the heading “Management Sellers” (the “Management Sellers” and, together with Globetrotter and Cayman Holdings, the “Seller Parties”), Global Blue Group AG, a stock corporation (Aktiengesellschaft) incorporated under Swiss law, with its registered office in Brüttisellen, Switzerland (the “Company”), Far Point Acquisition Corporation, a Delaware corporation (“FPAC”), Thomas W. Farley, solely in its capacity as the FPAC Shareholders’ Representative (“FPAC Shareholders’ Representative”), solely for the purposes stipulated in the Merger Agreement, Far Point LLC, a Delaware limited liability company (“Founder”), and Jacques Stern, solely in his capacity as the Management Representative (“Management Representative”), pursuant to which US Merger Sub will be merged with and into FPAC (the “Merger”), with FPAC surviving the Merger. We also refer to SL Globetrotter, L.P.’s waiver letter dated as of July 13, 2020 (the “Waiver Letter”), which shall be included as part of the Merger Agreement for purposes of this opinion. For purposes of this opinion, capitalized terms used and not otherwise defined herein shall have the meaning ascribed to them in the Merger Agreement or Registration Statement, as defined below.

This opinion is being delivered in connection with the filing of the registration statement on Form F-4 (Registration No. 333-236581) (as amended to the date hereof, the “Registration Statement”) filed by New Global Blue with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to certain proposed transactions pursuant to the Merger Agreement and to which this opinion appears as an exhibit.

We have examined (i) the Merger Agreement, (ii) the Registration Statement, and (iii) the representation letters of New Global Blue and FPAC delivered to us for purposes of this opinion (the “Tax Representation Letters”). In addition, we have examined, and relied as to matters of fact upon, originals or copies, certified or otherwise identified to our satisfaction, of such records, agreements, documents and other instruments and made such other inquiries as we have deemed necessary or appropriate to enable us to render the opinion set forth below.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We have not, however, undertaken any independent investigation of any factual matter set forth in any of the foregoing.

In rendering such opinion, we have assumed that (i) the Merger and the other transactions described in the Merger Agreement will be effected in accordance with the terms of the Merger Agreement, (ii) the statements concerning the Merger set forth in the Merger Agreement and the Registration Statement are true, complete and correct and will remain true, complete and correct at all times up to and including the Merger Effective Time, (iii) the representations made in the Representation Letters are true, complete and correct and will remain true, complete and correct at all times up to and including the Merger Effective Time, (iv) any representations made in the Merger Agreement or the Tax Representation Letters “to the knowledge of”, or based on the belief of the party making the representation or similarly qualified are true, complete and correct and will remain true, complete and correct at all times up to and including the Merger Effective Time, in each case without such qualification, (v) the parties have complied with and, if applicable, will continue to comply with, the covenants contained in the Merger Agreement, and (vi) every U.S. holder who is a “five-percent transferee shareholder”, as defined in Treasury regulations promulgated under Section 367(a) of the Code (the “Section 367 Regulations”), with respect to New Global Blue after the Merger, if any, will file a timely and effective “gain recognition agreement”, as defined in the Section 367 Regulations. We have assumed that the Tax Representation Letters will be re-executed in substantially the same form by appropriate officers as of the Merger Effective Time.

We have considered applicable provisions of the Code, Treasury regulations promulgated thereunder, pertinent judicial authorities, published opinions and administrative pronouncements of the Internal Revenue Service (the “IRS”), and such other authorities as we have considered relevant, including authorities relating to step transaction, substance over form, and economic substance, all as they exist at the date hereof and all of which are subject to change or differing interpretations, possibly with retroactive effect. A change in any of the authorities upon which our opinion is based could affect our conclusions herein. There can be no assurance, moreover, that our opinion will be accepted by the IRS or, if challenged, by a court. In addition, any material changes to the documents referred to above could affect our conclusions herein.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that (i) the surrender by FPAC stockholders of FPAC Common Stock and the acquisition of New Global Blue Shares by FPAC stockholders solely in exchange therefor resulting from the Merger, taken together with related transactions described in the Merger Agreement, should qualify as a transfer of property to a corporation in exchange for stock qualifying for non-recognition of gain or loss under Section 351(a) of the Code, and (ii) Section 367(a) of the Code should not cause New Global Blue not to be treated as a corporation under Section 351(a) of the Code for purposes of recognizing gain with respect to the surrender by FPAC stockholders of FPAC Common Stock and the acquisition of New Global Blue Shares by FPAC stockholders in exchange therefor resulting from the Merger.

We express our opinion herein only as to those matters specifically set forth above and no opinion should be inferred as to the tax consequences of the Merger under any state, local or foreign law, or with respect to other areas of U.S. federal taxation. We do not express any opinion herein concerning any law other than the U.S. federal income tax law. In addition, notwithstanding anything to the contrary herein, we do not express any opinion as to (i) New Global Blue’s qualification or non-qualification as a “surrogate foreign corporation” pursuant to Section 7874(b) of the Code and the Treasury regulations promulgated thereunder or (ii) the U.S. federal income tax consequences of the exchange of New Global Blue Shares for FPAC Founder Contingent Shares pursuant to the Merger Agreement.

We hereby consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement, and to the references to our firm name under the caption “Material U.S. Federal Income Tax Considerations—U.S. Holders—The Merger” in the prospectus contained in the Registration Statement.

Very truly yours,

/s/ SIMPSON THACHER & BARTLETT LLP